Exhibit 10.24(ii)

October 30, 2012

Dear Helen:

This letter amends and clarifies certain terms in your offer letter from Onyx Pharmaceuticals, Inc. (the “Company”) dated August 8, 2011 (the “Offer Letter”).  In the Offer Letter, the Company has agreed to provide you with a relocation bonus and housing assistance to help you in relocating your family to the Bay Area.  As noted in the Offer Letter, these amounts can be earned by and paid to you only so long as you are employed by the Company and only if you relocate your family to the Bay Area by the date that is 18 months after your start date.  The Company appreciates the difficulties of the current real estate market, and understands that you may need additional time to sell your current primary residence.  Therefore, the Company is offering to amend the terms of the relocation bonus and the housing assistance.  The $225,000 taxable lump-sum relocation bonus will become vested, subject to your continued employment at all times, if and when you close a purchase contract on a residence in the San Francisco Bay Area, and provided such closing occurs on or before December 31, 2013. If the purchase is not closed by December 31, 2013, or if your employment is terminated by either party, for any reason, at any time prior to the closing of the purchase, you will forfeit the entire relocation bonus.  Any earned and vested relocation bonus will be paid in 2013.   Regardless of whether you become vested in the relocation bonus, the Company will provide you with the monthly housing assistance payments of $3,250 (subject to taxes and deductions) until the earliest of (1) February 2014, or (2) the date you cease to be employed with the Company for any reason.  As noted in the Offer Letter, the housing assistance will continue to be paid each month in your regular paychecks.  Nothing in this letter modifies the at will nature of your employment.  This letter, together with the Offer Letter, forms the complete and exclusive statement of the subjects set forth therein and herein.  This letter cannot be changed except in a writing signed by you and a duly authorized officer or director of the Company.

Sincerely,

/s/ Kaye Foster-Cheek

Kaye Foster-Cheek, SVP Global Human Resources

Acceptance and Acknowledgment:  I have read, understand, and accept this clarifying letter agreement.

/s/ Helen Torley
Dr. Helen Torley

Date:	10-30-12